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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue Suite 2431 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 803-8187

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2011, Liberty American, LLC (“Liberty”), a wholly-owned subsidiary of Alto Group Holdings, Inc. entered into an operator agreement (“Operator Agreement”) with the holder of certain licenses to two mining concessions (collectively, the “Concessions”) on the “La Cienega” mining prospect in Northern Sonora, Mexico. Pursuant to the Operator Agreement, Liberty or its designee has been granted the right to operate a mine in connection with the Concessions in exchange for a royalty of five percent (5%) of the net mining revenues associated with such operations. The Operator Agreement supersedes and replaces an initial operator agreement entered into by Liberty, in respect of other concessions on the La Cienega prospect, prior to the Company’s acquisition of Liberty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

By:	/s/ Mark Klok
Mark Klok Chief Executive Officer

Date:  June 15, 2011